Exhibit 99.2

MDI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT JUNE 30, 2009

(in thousands, except share and per share data)

	MDI, Inc. (A)	Sale of Security Systems and General Contractors Businesses (B)	Pro Forma Adjustments		MDI, Inc. Pro Forma
Current Assets:
Cash and cash equivalents	$372	$372	$—		$—
Restricted cash	72	—	—		72
Accounts receivable	1,637	1,637	—		—
Inventories	376	376	—		—
Other current assets	269	18	—		251
Total current assets	2,726	2,403	—		323

Property and equipment, net	5,778	171	—		5,607

Goodwill	1,000	—	(1,000	)(C)	—
Other non current assets	502	43	1,000	(D)	1,459
Total assets	10,006	2,617	$—		$7,389
Current Liabilities:
Accounts payable	$2,244	$1,493	$—		$751
Accrued expenses	687	318	—		369
Deferred income	406	406	—		—
Other liabilities	470	359	—		111
Notes payable	5,500	—	—		5,500

Total Liabilities	9,307	2,576	—		6,731

Stockholders’ Equity:
Preferred stock	977	—	—		977
Common stock	356	—	—		356
Additional paid in capital	146,798	—	—		146,798

Accumulated deficit	(147,432)	41	—		(147,473)

Total stockholders’ equity	699	41	—		779
Total liabilities and stockholders’ equity	$10,006	$2,617	$—		$7,389

Pro forma adjustments are computed assuming the sale of Monitor and Structure (pursuant to the option)  were consummated on June 30, 2009.

(A)	Represents MDI, Inc. (“MDI”) historical balance sheet as of June 30, 2009.
(B)	Represents assets and liabilities to be sold related to security systems and general contractor businesses.
(C)	Represents elimination of goodwill for security system business.
(D)	This entry reflects the $750,000 promissory note and $250,000 promissory note due MDI from new owners of security systems and general contractor business.

MDI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(in thousands, except share and per share data)

	MDI, Inc. (A)	Discontinued Operations (B)	Sale of Security Systems and General Contractors Businesses (C)	Pro Forma Adjustments		MDI, Inc. Pro Forma

Net sales	$17,190	$6,485	$10,655	$556	(E)	$606
Cost of sales	10,340	3,594	6,719	—		27
Gross profit	6,850	2,891	3,936	556		579

Other operating costs:
Selling, general and administrative	8,853	1,901	4,346	868	(D)	3,474
Asset and goodwill impairment	2,374	2,204	—			170
Depreciation and amortization	873	538	104	—		231
	12,100	4,643	4,450	868		3,875

Operating income (loss)	(5,250)	(1,752)	(514)	(312)		(3,296)

Other income (expense):
Interest expense, net	(415)	10	—	40	(F)	(385)
Other, net	449	45	—	—		404
	34	55	—	40		19
Income (loss) before income taxes and discontinued operations	(5,216)	(1,697)	(514)	(272)		(3,277)
Income taxes	(17)	(15)	—	—		(2)
Income (loss) from continuing operations	(5,233)	(1,712)	(514)	(272)		(3,279)

Loss from discontinued operations	—	—	—	—		—
Net income (loss)	(5,233)	(1,712)	(514)	(272)		(3,279)

Preferred dividends	(31)	—	—	—		(31)
Net income (loss) allocable to common shareholders	$(5,264)	$(1,712)	$(514)	$(272)		$(3,310)

Basic and diluted (loss) earnings per share	$(0.14)	$(0.05)	$(0.01)	$(0.01)		$(0.09)

Basic and diluted weighted average shares outstanding	36,655,571					36,655,571

Pro forma adjustments are computed assuming the sale of Monitor and Structure (pursuant to the option)  were consummated at the beginning of the period.

(A)	Represents MDI, Inc. (“MDI”) historical statement of operations for the year ended December 31, 2008.
(B)

FAS Construction Management was sold on April 14, 2009. The results of operations related to the business of FAS Construction Management are being eliminated. Historical financial statements do not yet reflect discontinued operation presentation.

(C)	Represents revenue and expenses associated with the sale of security systems and general contractor businesses.
(D)	Represents personnel costs associated with management function of MDI after spin out.
(E)	Elimination of related party rental income associated with STC Holdings.
(F)	Interest income from $750,000 promissory note and $250,000 promissory note calculated at 4% per annum.

MDI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(in thousands, except share and per share data)

	MDI, Inc. (A)	Sale of Security Systems and General Contractors Businesses (B)	Pro Forma Adjustments		MDI, Inc. Pro Forma

Net sales	$7,560	$7,515	$171	(E)	$216
Cost of sales	5,996	5,983	—		13
Gross profit	1,564	1,532	171		203

Other operating costs:
Selling, general and administrative	3,417	2,234	434	(C)	1,617
Asset and goodwill impairment	6,011	—			6,011
Depreciation and amortization	175	47	—		128
	9,603	2,281	434		7,756

Operating income (loss)	(8,039)	(749)	(263)		(7,553)

Other income (expense):
Interest expense, net	(207)	(1)	20	(F)	(186)
Other, net	417	1	—		416
	210	—	20		230
Income (loss) before income taxes and discontinued operations	(7,829)	(749)	(243)		(7,323)
Income taxes	(5)	(1)	—		(4)
Income (loss) from continuing operations	(7,834)	(750)	(243)		(7,327)

Income (loss) from discontinued operations	221	—	(221	)(E)	—
Net income (loss)	(7,613)	(750)	(464)		(7,327)

Preferred dividends	(10)	—	—		(10)
Net income (loss) allocable to common shareholders	$(7,623)	$(750)	$(464)		$(7,337)

Basic and diluted (loss) earnings per share	$(0.21)	$(0.02)	$(0.01)		$(0.21)

Basic and diluted weighted average shares outstanding	35,634,385				35,634,385

Pro forma adjustments are computed assuming the sale of Monitor and Structure (pursuant to the option)  were consummated at the beginning of the period.

(A)      Represents MDI, Inc. (“MDI”) historical statement of operations for the six months ended June 30, 2009.

(B)        Represents revenue and expenses associated with the sale of security systems and general contractor businesses.

(C)        Represents personnel costs associated with management function of MDI after spin out.

(D)       Elimination of related party rental income associated with STC Holdings.

(E)         FAS Construction Management was sold on April 14, 2009.  The results of discontinued operations are being eliminated from the six month period.

(F)         Interest income from $750,000 promissory note and $250,000 promissory note calculated at 4% per annum.